                        SECURITIES PURCHASE AGREEMENT


                               BY AND BETWEEN



                     KELCY L. WARREN, INDIVIDUALLY, AS A
                 LIMITED PARTNER OF ENERGY TRANSFER II, LTD.,
                RAY DAVIS, INDIVIDUALLY, AS A LIMITED PARTNER
                         OF ENERGY TRANSFER II, LTD.
                                     AND
         TMcD, LTD., AS A LIMITED PARTNER OF ENERGY TRANSFER II, LTD.

                                     AND


                        CORNERSTONE PIPELINE COMPANY







                             DATED JUNE 15, 1995

                              TABLE OF CONTENTS
                                                                       Page

RECITALS OF THE PARTIES. . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE 1 TRANSFER OF SECURITIES AND PURCHASE PRICE; CLOSING . . . . . .  1

     Section 1.1    Sale of Securities . . . . . . . . . . . . . . . . .  1
     Section 1.2    Purchase Price . . . . . . . . . . . . . . . . . . .  1
     Section 1.3    Adjustment to Purchase Price . . . . . . . . . . . .  1
     Section 1.4    Post-Closing Adjustment. . . . . . . . . . . . . . .  2
     Section 1.5    Manner of Payment. . . . . . . . . . . . . . . . . .  2
     Section 1.6    Closing. . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE SELLERS. . . . . . . . .  2

     Section 2.1    ETLP-II Organization . . . . . . . . . . . . . . . .  2
     Section 2.2    Powers of Attorney . . . . . . . . . . . . . . . . .  3
     Section 2.3    Authority Relative to this Agreement . . . . . . . .  3
     Section 2.4    Capitalization . . . . . . . . . . . . . . . . . . .  3
     Section 2.5    Title to ETLP-II Interests . . . . . . . . . . . . .  3
     Section 2.6    No Subsidiaries; Absence of Certain Agreements . . .  3
     Section 2.7    No Violations or Consents. . . . . . . . . . . . . .  4
     Section 2.8    Title to Assets and Property . . . . . . . . . . . .  4
     Section 2.9    Litigation . . . . . . . . . . . . . . . . . . . . .  4
     Section 2.10   Limitation on ETLP-II's Powers . . . . . . . . . . .  5
     Section 2.11   Absence of Changes . . . . . . . . . . . . . . . . .  5
     Section 2.12   Undisclosed Liabilities; Commitments . . . . . . . .  5
     Section 2.13   Environmental Matters. . . . . . . . . . . . . . . .  5
     Section 2.14   Employee Benefits. . . . . . . . . . . . . . . . . .  6
     Section 2.15   Labor Matters. . . . . . . . . . . . . . . . . . . .  6
     Section 2.16   Taxes. . . . . . . . . . . . . . . . . . . . . . . .  6
     Section 2.17   Third Party Obligations. . . . . . . . . . . . . . .  6
     Section 2.18   No Brokers . . . . . . . . . . . . . . . . . . . . .  6
     Section 2.19   Books and Records. . . . . . . . . . . . . . . . . .  6
     Section 2.20   Accounts Payable . . . . . . . . . . . . . . . . . .  7
     Section 2.21   Insurance Policies . . . . . . . . . . . . . . . . .  7
     Section 2.22   Transactions with Affiliates . . . . . . . . . . . .  7
     Section 2.23   Prohibited Practices . . . . . . . . . . . . . . . .  7
     Section 2.24   No Default . . . . . . . . . . . . . . . . . . . . .  7
     Section 2.25   Copies of Documents. . . . . . . . . . . . . . . . .  7
     Section 2.26   Disclosure . . . . . . . . . . . . . . . . . . . . .  7

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF BUYER. . . . . . . . . . . .  8

     Section 3.1    Authority Relative to this Agreement . . . . . . . .  8

     Section 3.2    No Brokers . . . . . . . . . . . . . . . . . . . . .  8
     Section 3.3    Due Diligence and Accuracy of Sellers'
                    Representations. . . . . . . . . . . . . . . . . . .  9

ARTICLE 4 ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . . . . . . . .  9

     Section 4.1    Conduct of Business of ETLP-II . . . . . . . . . . .  9
     Section 4.2    Investigation of Business and Properties . . . . . .  9
     Section 4.3    Public Announcements . . . . . . . . . . . . . . . .  9
     Section 4.4    Agreement to Consummate; Further Assurances. . . . .  9
     Section 4.5    Agreement Regarding Brokers. . . . . . . . . . . . . 10
     Section 4.6    Notice . . . . . . . . . . . . . . . . . . . . . . . 10
     Section 4.7    Indemnification. . . . . . . . . . . . . . . . . . . 10
     Section 4.8    Tax Matters. . . . . . . . . . . . . . . . . . . . . 11
     Section 4.9    Limitation of Liability. . . . . . . . . . . . . . . 12

ARTICLE 5 CONDITIONS PRECEDENT TO CLOSING. . . . . . . . . . . . . . . . 13

     Section 5.1    General Conditions . . . . . . . . . . . . . . . . . 13
     Section 5.2    Conditions to Closing in Favor of the Sellers. . . . 13
     Section 5.3    Conditions to Closing in Favor of the Buyer. . . . . 14

ARTICLE 6 AMENDMENT AND WAIVER . . . . . . . . . . . . . . . . . . . . . 15

     Section 6.1    Amendment. . . . . . . . . . . . . . . . . . . . . . 15
     Section 6.2    Extension; Waiver. . . . . . . . . . . . . . . . . . 15

ARTICLE 7 GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . 15

     Section 7.1    Notices. . . . . . . . . . . . . . . . . . . . . . . 15
     Section 7.2    Fees and Expenses. . . . . . . . . . . . . . . . . . 16
     Section 7.3    Interpretation . . . . . . . . . . . . . . . . . . . 16
     Section 7.4    Counterparts . . . . . . . . . . . . . . . . . . . . 16
     Section 7.5    Miscellaneous. . . . . . . . . . . . . . . . . . . . 17
     Section 7.6    Survival . . . . . . . . . . . . . . . . . . . . . . 17


LIST OF EXHIBITS

     Exhibit A Assignment of Limited Partnership Interests by Kelcy L. Warren Exhibit B Assignment of Limited Partnership Interests by Ray Davis Exhibit C Assignment of Limited Partnership Interests by TMcD, Ltd.

LIST OF SCHEDULES

     Schedule A     Sellers' Disclosure Schedule

                        SECURITIES PURCHASE AGREEMENT


     This SECURITIES PURCHASE AGREEMENT (this "Agreement") is made June 15, 1995, by and between Kelcy Warren, individually ("Warren"), Ray Davis, individually ("Davis"), and TMcD, Ltd., a Texas limited partnership ("TMcD") (Warren, Davis and TMcD are collectively referred to as the "Sellers") and Cornerstone Pipeline Company, a Delaware corporation (the "Buyer").

                          RECITALS OF THE PARTIES:

     WHEREAS, Warren, Davis and TMcD together own all of the limited partnership interests (the "ETLP-II Interests") of Energy Transfer II, Ltd., a Texas limited partnership ("ETLP-II");

     WHEREAS, ETLP-II owns a portion of the Oletha gas gathering system (the "System") in Limestone County, Texas (the "Business"), which system is currently operated and managed by Cornerstone Natural Gas, Inc., the parent of Buyer ("Cornerstone"), for the benefit of ETLP-II and Energy Transfer I, Ltd., a Texas limited partnership ("ETLP-I");

     WHEREAS, Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, the ETLP-II Interests on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements contained herein, the parties hereto agree as follows:


                                 ARTICLE 1
              TRANSFER OF SECURITIES AND PURCHASE PRICE; CLOSING

     SECTION 1.1 SALE OF SECURITIES. On the terms and subject to the conditions herein expressed and based on the representations, warranties, covenants and agreements contained herein, at the Closing (as hereinafter defined), Warren, Davis and TMcD each agree to sell, transfer and assign the ETLP-II Interests to Buyer and Buyer agrees to purchase such ETLP-II Interests from Sellers. The effective date of the transactions contemplated by this Agreement is July 1, 1995 (the "Effective Date"), and the effective date for federal income tax purposes (the "Tax Effective Date") with respect to the transactions contemplated in this Agreement is the Closing Date.

     SECTION 1.2 PURCHASE PRICE. The aggregate purchase price payable to Sellers by Buyer (the "Purchase Price") for the Securities shall be Three Hundred Twenty Thousand Dollars ($320,000).

     SECTION 1.3 ADJUSTMENT TO PURCHASE PRICE. The Purchase Price as set forth in Section 1.2 shall be increased by $200,000 if, prior to January 1, 1996, the Sellers are successful in finalizing and obtaining a contract with Texaco whereby Texaco would agree to dedicate all of its future production from the Oletha prospect in Limestone County, Texas to the System.

     SECTION 1.4 POST-CLOSING ADJUSTMENT. Within 60 days after Closing, Buyer and Sellers shall agree to an accounting whereby Sellers receive all revenues generated by operations prior to July 1, 1995, attributable to ETLP-II, less expenses, costs and expenditures incurred prior to July 1, 1995 and Buyer receives all revenues generated by operations on and after July 1, 1995, attributable to ETLP-II, less expenses, costs and expenditures incurred on and after July 1, 1995. Within 30 days after such accounting, any amounts due by one party to another shall be paid in full.

     SECTION 1.5 MANNER OF PAYMENT. The Purchase Price for the Securities shall be payable in the manner set forth in this Agreement by immediately available funds to each of the Sellers at Closing. All components of the Purchase Price shall be payable to the Sellers in the following percentages and amounts:


                                             Percentage of       Amount of
    Securities Sold          Sellers         Purchase Price    Purchase Price
    ---------------          -------         ---------------   ---------------
    ETLP-II Interests     Kelcy L. Warren         50%             $ 160,000
    ETLP-II Interests     Ray Davis               25%             $  80,000
    ETLP-II Interests     TMcD, Ltd.              25%             $  80,000


     SECTION 1.6 CLOSING. The closing of this Agreement shall occur at the offices of Cornerstone Pipeline Company, 8080 N. Central Expressway, Suite 1200, Dallas, Texas 75206 10:00 a.m. on June 15, 1995 or such other date, time or place on which the parties hereto mutually agree, but in no event later than June 30, 1995. The time and date on which the closing hereunder occurs is herein called the "Closing" or the "Closing Date." At the Closing, Warren, Davis and TMcD shall deliver to Buyer, fully executed and acknowledged Assignments of Limited Partnership Interests in the forms attached hereto as EXHIBIT A, EXHIBIT B and EXHIBIT C, respectively, and ETLP-II shall immediately reflect such assignment on the books and records of ETLP-II. Also, at the Closing, Sellers shall deliver to Buyer the documents required by Section 5.3 hereof. At the Closing, the Buyer shall deliver to the Sellers the Purchase Price and the documents required by Section 5.2 hereof.

                                 ARTICLE 2
                REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     Except as expressly set forth in the disclosure schedule delivered to Buyer by Sellers contemporaneously with the execution hereof and attached hereto as SCHEDULE A (the "Sellers' Disclosure Schedule"), Sellers hereby severally represent and warrant to Buyer as follows:

     SECTION 2.1 ETLP-II ORGANIZATION. ETLP-II is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas. Sellers have heretofore delivered to Buyer complete and correct copies of the Certificate of Limited Partnership and Agreement of Limited Partnership of ETLP-II as such are currently in effect.

     SECTION 2.2 POWERS OF ATTORNEY. There are no parties holding powers of attorney from ETLP-II with respect to any matter. ETLP-II does not maintain any securities or commodity trading account or other brokerage account.

     SECTION 2.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of the Sellers has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Sellers of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary parties. Each of the Sellers will take or cause to be taken all action that is necessary for the Sellers to complete the transactions to be completed by them pursuant to this Agreement. This Agreement has been duly and validly executed and delivered by each of the Sellers and constitutes a legal, valid and binding obligation of each of the Sellers, in their respective capacities, enforceable against each of them in accordance with the terms of this Agreement.

     SECTION 2.4 CAPITALIZATION. The limited partnership interests of ETLP-II (the "ETLP-II Interests") are validly issued and outstanding, fully paid and nonassessable except as set forth in the ETLP-II Certificate of Limited Partnership and Agreement of Limited Partnership. At the date of this Agreement, Energy Transfer Corporation, a Texas corporation ("ETC"), is the sole general partner of ETLP-II and no ETLP-II Interests are held by anyone other than Warren, Davis and TMcD and there are no other interests of ETLP-II. At the date hereof, there are no outstanding options, warrants, rights or other commitments to issue or sell any interests or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from ETLP-II, any interests. No interests have been issued in violation of any preemptive rights or applicable federal or state securities laws. There are no outstanding obligations of ETLP-II to repurchase, redeem or otherwise acquire any interests or other securities of ETLP-II.

     SECTION 2.5 TITLE TO ETLP-II INTERESTS. Immediately prior to and at the Closing, Warren, Davis and TMcD shall be the lawful owners of all of the limited partnership interests of ETLP-II (Warren owning 50% of the limited partnership interest and Davis and TMcD each owning 25% of the limited partnership interest) and, on the Closing Date, shall hold all such interests free and clear of all liens, encumbrances or adverse claims of any kind or character. The ETLP-II partnership interests were duly authorized, and are validly issued and outstanding, fully paid and non-assessable except as set forth in the ETLP-II Certificate of Limited Partnership and Agreement of Limited Partnership. The ETLP-II partnership interests are not subject to any preemptive rights.

     SECTION 2.6 NO SUBSIDIARIES; ABSENCE OF CERTAIN AGREEMENTS. ETLP-II does not have any Subsidiaries. As used in this Agreement, "Subsidiary" or "Subsidiaries" with respect to any entity shall mean any other entity of which at least a majority of the securities having by their terms ordinary voting power to elect a majority of the Board of Directors or similar governing body of such other entity is at the time directly or indirectly owned or controlled by such first entity, or by such first entity and one or more of its Subsidiaries. ETLP-II is not subject to any joint venture, partnership or other arrangement that is created as a partnership for federal income tax purposes other than the ETLP-II Certificate of Limited Partnership and Agreement of Limited Partnership. There are no voting trusts, buy-sell agreements or other agreements by and between or among ETLP-II or any of the Sellers or any other party, whether or not ETLP-II is a party thereto, imposing any restrictions upon the transfer or voting of or otherwise pertaining to the interests or securities of ETLP-II or the ownership thereof other than the ETLP-II Certificate of Limited Partnership and Agreement of Limited Partnership.

     SECTION 2.7 NO VIOLATIONS OR CONSENTS. Except as set forth on the Sellers' Disclosure Statement, neither the execution, delivery nor performance of this Agreement by the Sellers, the consummation by the Sellers of the transactions contemplated hereby nor compliance by the Sellers with any of the provisions hereof will (a) conflict with or result in any breach or violation of any provision of the Certificate of Limited Partnership or Agreement of Limited Partnership of ETLP-II, (b) result in a default, or give rise to any right of termination, cancellation or acceleration or loss of any material benefit (with or without the giving of notice or lapse of time or both), or, except for requirements for compliance with the HSR Act, if any, require the consent, approval, waiver or other action by any person under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, trust (constructive or otherwise), agreement, lease (of real or personal property) or other instrument or obligation to which any Seller or ETLP-II is a party or by which any Seller or ETLP-II may be bound,
(c) result in the creation or imposition of any claim, lien, pledge, security interest, obligation, restriction or other encumbrance on any of the property of any of the Sellers, or (d) violate any judgment, order, writ, injunction, decree, statute, rule or regulation applicable to any of the Sellers or ETLP-II.

     SECTION 2.8 TITLE TO ASSETS AND PROPERTY. To the actual knowledge of Sellers, the title (or other ownership interest) held by ETLP-II (either directly or indirectly) in all assets used in the operation of the System are free and clear of all liens and encumbrances except as set forth on the Sellers' Disclosure Schedule. Further, except as disclosed in the Sellers' Disclosure Schedule, to the actual knowledge of Sellers, neither Sellers nor ETLP-II has received any notice of any action, suit or proceeding, pending or threatened against ETLP-II, adverse to the ownership of ETLP-II and the right of ETLP-II to operate such gathering system under any permit, right of way, easement or lease under or on which such gathering system is located.

     SECTION 2.9 LITIGATION. Except as set forth on the Sellers' Disclosure Schedule, there is no action, order, claim, suit, proceeding, litigation, investigation, inquiry, review or notice (together, a "Proceeding") pending or threatened against, or to the actual knowledge of each of the Sellers contemplated, relating to or in any way affecting any of the Sellers, ETLP-II or any of ETLP-II's properties or assets or any partner of ETLP-II relating to ETLP-II, at law or in equity, before any federal, state, municipal or other governmental department, commission, board, bureau, agency, instrumentality, court or authority (together, a "Governmental Body"). ETLP-II does not have any of its properties or assets subject to any order, judgment, writ, decree or injunction. ETLP-II is not subject to any administrative order from any regulatory agency or engaged in any administrative proceeding.

     SECTION 2.10 LIMITATION ON ETLP-II'S POWERS. To the actual knowledge of Sellers, there are no Proceedings or other actions pending by any Governmental Body having authority over ETLP-II to limit or impair any of ETLP-II's powers, rights and privileges, to terminate deposit insurance or to dissolve ETLP-II.

     SECTION 2.11 ABSENCE OF CHANGES. Since January 1, 1995, the business of ETLP-II has been operated in the ordinary course consistent with past practice and there has not been (a) any material adverse change in the business, operations, properties, condition (financial or otherwise), prospects, assets or liabilities of ETLP-II; (b) any distribution declared or paid or made on the ETLP-II Interests or the ETLP-II general partnership interest, or any interests of ETLP-II redeemed or repurchased; (c) any occurrence of long-term debt by ETLP-II; (d) any salary, bonus or compensation increases to any partners, employees or agents of ETLP-II; (e) any pending or threatened litigation or disputes affecting ETLP-II; or (f) any other change in the nature of, or the manner of conducting, the business of ETLP-II, other than changes that neither have had, nor reasonably may be expected to have, a material adverse effect on the condition (financial or otherwise), business, assets, liabilities, capitalization, financial position, operations, results of operations or prospects (a "Material Adverse Effect") on ETLP-II.

     SECTION 2.12 UNDISCLOSED LIABILITIES; COMMITMENTS. ETLP-II does not have any debts, guaranties, liabilities or obligations, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that in the aggregate have or can reasonably be expected to have a Material Adverse Effect on ETLP-II. ETLP-II has in all material respects performed all contracts, agreements and commitments to which it is a party, and there is not under any such contracts, agreements or commitments any existing default or event of default or event which with notice or lapse of time or both would constitute a default. The Sellers' Disclosure Schedule sets forth all accrued liabilities for capital expenditures, work in progress or similar matters for which ETLP-II is liable under any contract, authority for expenditures ("AFE") or similar business commitment.

     SECTION 2.13 ENVIRONMENTAL MATTERS. Since the acquisition by ETLP-II of its portion of the System, to the actual knowledge of Sellers, ETLP-II has duly complied with, and its business, operations, assets, equipment, leaseholds and other facilities are in compliance with, the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder, governing
(a) air emissions, (b) discharges to surface water or ground water, (c) solid or liquid waste disposal, (d) the use, storage, generation, handling, transport, discharge, release, or disposal of toxic or hazardous substances or wastes, or (e) other environmental, health or safety matters. To the actual knowledge of each of the Sellers, there is no Proceeding pending or threatened against ETLP-II or contemplated, relating to the environment. ETLP-II has not received written notice of any violation of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder, which relate to the use, ownership or occupancy of the property or the operation of the business of ETLP-II, or obligate (or potentially obligate) ETLP-II to remedy, stabilize, neutralize or otherwise alter the environmental condition of any property or to be responsible for any such action.

     SECTION 2.14 EMPLOYEE BENEFITS. ETLP-II does not maintain any employee bonus, deferred compensation, stock purchase, stock option, severance pay, pension, profit sharing, stock bonus or thrift plan or any other employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")).

     SECTION 2.15 LABOR MATTERS. ETLP-II has been and continues to be in compliance with all federal, state and other applicable laws, domestic or foreign, regarding employment and employment practices, terms and conditions of employment and wages and hours. No employment-related grievance or liability with respect to the termination of any employee, consultant or agent exists. There is neither pending nor threatened Proceedings with respect to any employment-related contract, agreement, covenant or obligation.

     SECTION 2.16 TAXES. All taxes, assessments and other governmental charges have been timely paid, and ETLP-II has timely filed (and, through the Closing Date, will timely file) all federal, state and other tax returns required by law to be filed by it. All such tax reports or returns are true, complete and correct in all material respects with regard to ETLP-II for the periods covered thereby. ETLP-II is not delinquent in the payment of any tax, assessment or governmental charge, there is no tax deficiency asserted against ETLP-II, and there is no unpaid assessment, deficiency or delinquency in the payment of any of the taxes of ETLP-II or, to the actual knowledge of each of the Sellers, any proposal for additional taxes or any violation of any federal, state, local or foreign tax law asserted by any taxing authority. There are no tax liens upon any properties or assets of ETLP-II. No Internal Revenue Service, state or local audit, investigation or Proceeding of ETLP-II is pending or threatened, or to the actual knowledge of each of the Sellers contemplated. ETLP-II has not granted any extension to any taxing authority of the limitation period during which any tax liability may be asserted. ETLP-II has not committed any violation of any federal, state, local or foreign tax laws. All monies required for the payment of taxes not yet due and payable with respect to the operations of ETLP-II through and including the Closing Date have been approved, reserved against and entered upon ETLP-II's books. All monies required to be withheld by ETLP-II from employees or collected from customers for income taxes, social security and unemployment insurance taxes and sales, excise and use taxes, and the portion of any such taxes to be paid by ETLP-II to governmental agencies or set aside in accounts for such purpose have been approved, reserved against and entered upon ETLP-II's books.

     SECTION 2.17 THIRD PARTY OBLIGATIONS. ETLP-II is not obligated as a guarantor or surety or indemnitor under any contract or agreement and has not entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any person or entity.

     SECTION 2.18 NO BROKERS. None of the Sellers has employed any broker, agent or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

     SECTION 2.19 BOOKS AND RECORDS. The respective partnership books, books of account, and other records of or relating to ETLP-II, all of which have been or will be made available to Buyer, contain accurate and complete records of all partnership actions of the general and limited partners of ETLP-II during the periods of time in which such books and records were maintained.

     SECTION 2.20 ACCOUNTS PAYABLE. The Sellers' Disclosure Schedule contains a complete and accurate list of all ETLP-II's accounts payable at the date of the Latest ETLP-II Balance Sheet, showing the name of each account creditor and the amount due to each by invoice number and date.

     SECTION 2.21 INSURANCE POLICIES. The Sellers' Disclosure Schedule identifies all insurance policies of ETLP-II in effect as of the date hereof by policy number, type, carrier and expiration. The Sellers have delivered to Buyer true, accurate and complete copies of all insurance policies of ETLP-II. Each such policy is in full force and effect, with all premiums due such policies on or prior to the Closing Date having been paid as and when due.

     SECTION 2.22 TRANSACTIONS WITH AFFILIATES. Except as set forth in the Sellers' Disclosure Schedule, ETLP-II has not engaged in any loans, leases, contracts or other transactions with any Seller, director, officer or employee of ETLP-II, or any member of any such individual's family or any other Affiliate of ETLP-II.

     SECTION 2.23 PROHIBITED PRACTICES. Since the inception of ETLP-II, there have been no violations of the Foreign Corrupt Practices Act, Money Laundering Control Act of 1986 or any similar state or federal statute relating to bribery, commercial bribery, money laundering or similar offenses by ETLP-II or any of its agents. Neither ETLP-II nor any officer, director, employee or agent of ETLP-II (or any person acting on behalf of any of the foregoing) has since the date of ETLP-II's inception, given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, governmental employee or official, or any other person or entity who is or may be in a position to help or hinder ETLP-II or assist ETLP-II in connection with any actual or proposed transaction, or engaged in any transaction that would constitute money laundering under any of the foregoing statutes.

     SECTION 2.24 NO DEFAULT. ETLP-II is not in default under and no condition exists that with notice or lapse of time or both would constitute a default under (a) the ETLP-II Certificate or Agreement of Limited Partnership; (b) any mortgage, loan, agreement, contract, arrangement, lease, lease purchase, indenture or other evidences of indebtedness for borrowed money or other instrument to which ETLP-II is now a party or by which ETLP-II or any of the assets of ETLP-II is bound; or (c) any judgment, order, writ, injunction, or decree, of any court, arbitrator, agency, official, authority or other Governmental Body.

     SECTION 2.25 COPIES OF DOCUMENTS. The Sellers have delivered or made available to Buyer true, correct and complete copies of all documents listed on the Sellers' Disclosure Schedule.

     SECTION 2.26   DISCLOSURE.

          (a) Sellers have fully provided the Buyer or its representatives with all the information that the Buyer has requested for deciding whether to consummate the purchase of the ETLP-II Interests pursuant to the terms and conditions of this Agreement.

          (b) No representation or warranty of Sellers contained in this Agreement or made pursuant to this Agreement or statement in the Sellers' Disclosure Schedule contains any untrue statement or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

          (c) No supplement to the Sellers' Disclosure Schedule will contain any untrue statement or will omit to state a material fact necessary in order to make the statements therein or in this Agreement, in light of the circumstances under which they were made, not misleading.

          (d) Other than facts which are known by Buyer or which should have been discovered by Buyer through a diligent review of ETLP-II's books, records and properties, there is no fact known to any Seller which has specific application to any Seller or ETLP-II (other than general economic or industry conditions) and which materially adversely affects or, so far as any Seller can reasonably foresee, materially threatens, the assets, business, prospects, financial condition or results of operations of ETLP-II which has not been set forth in this Agreement or the Sellers' Disclosure Schedule.

                                 ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Sellers as follows, regardless of what investigations, if any, Sellers shall have made prior hereto:

     SECTION 3.1 AUTHORITY RELATIVE TO THIS AGREEMENT. Buyer is a corporation duly organized and in good standing under the laws of the state of its incorporation, and Buyer has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. Buyer acknowledges that (i) Warren is an officer and director of Cornerstone and an officer and director of Buyer, and (ii) Ray Davis is an officer and director of Cornerstone and a director of Buyer. The relationship and financial interests of Sellers in this transaction have been fully disclosed to the Board of Directors of Buyer, and after such disclosure, this Agreement has been duly and validly authorized, executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms.

     SECTION 3.2 NO BROKERS. The Buyer has not employed any broker, agent or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

     SECTION 3.3 DUE DILIGENCE AND ACCURACY OF SELLERS' REPRESENTATIONS. Buyer has undertaken a diligent review of ETLP-II's records, files and properties, and Buyer is managing and operating, and has managed and operated, the System. Buyer does not have actual knowledge that any representations or warranty made by Sellers in this Agreement or in any other document delivered in connection herewith that is inaccurate or untrue.

                                 ARTICLE 4
                           ADDITIONAL AGREEMENTS

     SECTION 4.1 CONDUCT OF BUSINESS OF ETLP-II. After the date hereof and prior to the Closing Date, ETLP-II shall, unless prior written consent of the Buyer is received, conduct its operations according to its normal courses of business.

     SECTION 4.2 INVESTIGATION OF BUSINESS AND PROPERTIES. To the extent reasonably possible as limited partners of ETLP-II, Warren, Davis and TMcD have and shall continue to provide Buyer or a designee of Buyer the opportunity to review, observe and examine the business and operations of ETLP-II, as so conducted. Buyer may make or cause to be made such continuing investigation of the business and properties of ETLP-II and of its respective financial and legal condition as Buyer deems appropriate or advisable to familiarize himself therewith, provided such investigation shall not unreasonably interfere with the normal operations of ETLP-II. Sellers agree to permit, or as appropriate, request that ETC permit, as general partner, the Buyer and its accountants, counsel and other representatives to have reasonable access to the premises, books and records of ETLP-II. Sellers shall cause ETLP-II to furnish, or as appropriate, request that ETC furnish, as general partner, Buyer with such financial and operating data and other information with respect to the business and properties of ETLP-II, as Buyer shall from time to time reasonably request in accordance with this Section.

     SECTION 4.3 PUBLIC ANNOUNCEMENTS. The parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, shall not issue any such press release or make any such public statement prior to such consultation, and shall consult with each other as to form and substance of other public disclosures related thereto; provided however, that nothing contained herein shall prohibit either party from making any disclosure that is required by law.

     SECTION 4.4 AGREEMENT TO CONSUMMATE; FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to do all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions in Article V hereof and to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement, including, but not limited to, providing information and making application for, and the obtaining of, all consents, authorizations, orders, notices and approvals of any Governmental Body required in connection therewith and initiating or defending any legal action that is necessary or appropriate to permit the transactions contemplated hereby to be consummated. At any time after the Closing Date, if any further action is necessary, proper or advisable to carry out the purposes of this Agreement, then, as soon as is reasonably practicable, each party to this Agreement shall take, or cause its proper officers to take, such action. No party to this Agreement shall take or cause to be taken any action that would cause the representations, warranties or statements expressed herein to be untrue or incorrect on the Closing Date or to prevent compliance with any of the covenants or agreements expressed in this Agreement.

     SECTION 4.5 AGREEMENT REGARDING BROKERS. Each party agrees that it will pay or dispute, and indemnify and hold the other parties harmless from, any claims of brokers or others for finder's or brokerage fees asserted as a result of representations by such party to such brokers or others, regardless of whether the existence of such brokers or others are disclosed herein.

     SECTION 4.6 NOTICE. Each of the Sellers shall promptly give notice to the Buyer upon becoming aware of the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any event that would cause or constitute, any of the Sellers' representations, warranties or statements herein being or becoming untrue. The Buyer shall promptly give notice to each of the Sellers upon becoming aware of the occurrence or failure to occur, of any event that would cause or constitute, any of the Buyer's representations, warranties, or statements herein being or becoming untrue.

     SECTION 4.7    INDEMNIFICATION.

          (a) Subject to the terms of Section 4.10 below, including, without limitation, the limitation of liability as set forth therein, each Seller shall severally, and not jointly, indemnify and hold Buyer and its assignees harmless from and against, and promptly reimburse the Buyer and its assignees for, any and all loss, claim, expense, damage, deficiency, penalty, interest, fine, clean-up cost, liability or obligation, including investigative and settlement costs and attorneys' fees and court costs, imposed on, incurred by or asserted against the Buyer or its assignees in any way arising out of or in connection with any breach of any covenant or agreement of such Seller or the failure of such Seller to perform any of its respective obligations contained herein or any breach of any representation or warranty contained herein, including, any breach of any representations or warranty of a Seller contained in Article 2 hereof, or in any document delivered pursuant hereto (each, an "Action").

          (b) Promptly, or in any event within ten (10) days (in the case of service of legal process) or within thirty (30) days (in the case of any other claim) of receipt by Buyer (the Buyer, for such purposes, being hereinafter referred to as an "INDEMNIFIED PARTY") of notice of any Action against such Indemnified Party that might give rise to a claim for indemnification of such Indemnified Party pursuant to the terms of this Agreement, the Indemnified Party shall give written notice thereof to the Sellers (each Seller, for purposes of this Section 4.7, being hereinafter referred to as an "INDEMNIFYING PARTY") indicating the nature of such Action and the basis therefor. Failure to give any notice provided hereunder shall in no way be deemed a forfeiture of any Indemnified Party's rights to be indemnified hereunder unless the failure to give any such notice materially prejudices the Indemnifying Party.

          (c) At any time after any Indemnified Party gives notice to an Indemnifying Party of an Action being made against such Indemnifying
     Party for which a claim for indemnity is being asserted, to the extent that such Action is not being defended by any third party under the terms of any applicable insurance policies, the Indemnified Party shall permit the Indemnifying Party, at the option and expense of the Indemnifying Party, to assume the complete defense of such Action with full authority to conduct such defense and to settle or otherwise dispose of the same (except as hereinafter provided) and the Indemnified Party will reasonably cooperate in such defense. In order to assume such defense, the Indemnifying Party must notify the Indemnified Party in writing of its election to do so within twenty (20) days of receipt of notice of the Action from the Indemnified Party; in the event that the Indemnifying Party does not so notify the Indemnified Party within such twenty (20) day period, the Indemnifying Party shall be deemed to have elected not to assume such defense. The Indemnifying Party will not, in defense of any such Action, except with the consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement that does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Party of an unconditional release from all claims and/or liability in respect thereof. After notice to the Indemnified Party of the Indemnifying Party's election to assume the defense of such Action, as provided above, the Indemnifying Party shall be liable to the Indemnified Party for such legal or other expenses subsequently incurred at the request of the Indemnifying Party by the Indemnified Party in connection with the defense thereof. As to those Actions with respect to which the Indemnifying Party does not elect to assume control of the defense, (a) the Indemnified Party will afford the indemnifying Party an opportunity to participate in such defense, at the indemnifying Party's own cost and expense; (b) the Indemnified Party will not settle or otherwise dispose of any of the same without the consent of the Indemnifying Party; and (c) the Indemnifying Party agrees to reasonably cooperate in such defense. The Indemnifying Party shall make payments to the Indemnified Party, pursuant to the provisions hereof, with respect to Actions of third parties as follows: with respect to out-of-pocket expenses of the Indemnified Party, on demand as incurred, and, with respect to amounts and fees owed to third parties, to the extent not paid directly to such third parties by the Indemnifying Party, on demand at the time of payment by the Indemnified Party to such third party.

     SECTION 4.8    TAX MATTERS.  (a)   BUYER INDEMNIFICATION.  Buyer shall
indemnify and hold harmless Sellers against any federal income tax liability realized (including without limitation, deficiencies, interest and penalties) relating to ETLP-II for any taxable period commencing after the Tax Effective Date.

     (b) SELLERS INDEMNIFICATION. Sellers shall be liable for and shall indemnify and hold harmless Buyer from and against all amounts of any realized liabilities for federal income taxes (including without limitation, deficiencies, interest and penalties) of ETLP-II for any taxable period ending before or including the Tax Effective Date.

     (c) PREPARATION OF INCOME TAX RETURNS. Sellers and Buyer shall cooperate in the preparation and filing in a timely fashion, all appropriate and necessary federal, state and other income tax returns, reports and estimates, the filing of which is required for the lawful conduct of business ("Income Tax Returns") which include the results of operation of ETLP-II ("Operations") for all periods ending prior to or on the Tax Effective Date. Sellers shall pay or discharge any and all federal, state and local income taxes assessments, interests, penalties or deficiencies for which ETLP-II may be held liable as a result of Income Tax Returns required to be filed by or on behalf of ETLP-II ("Tax") with respect to any taxable periods or years ending prior to or on the Tax Effective Date.

     (d) TAX AUDITS. Sellers shall be responsible for any audit or other proceeding involving a taxing period ending on or prior to the Tax Effective Date which involves a federal income tax or any other tax liability of ETLP-II. Sellers and Buyer shall cooperate with each other in the conduct of any audit or other proceedings.

     (e) COOPERATION. Buyer agrees to give to Sellers prompt written notice of any claim, demand, action, suit, proceeding, audit or assessment raised, brought, threatened, made or commenced against ETLP-II that relates to any matter to which the foregoing indemnification provisions shall apply and agrees further, except as provided below, not to make any admission or effect any settlement with respect to any such claim without the written consent of Sellers.

     (f) DEFENSE BY SELLERS. If any claim shall be made or any action or proceeding shall be commenced against Buyer or ETLP-II in respect of any liability, obligation or claim to which the foregoing indemnity relates, Sellers shall have the right, at their own expense, to undertake the defense of any such claim, action or proceeding by written notice given to Buyer at any time before the final determination thereof, and Sellers shall further have the right in their sole discretion to settle any such claim, action or proceeding by payment to the complainant.

     (g) ASSUMPTION OF DEFENSE. If Sellers shall, within a reasonable time after receipt of notice by Buyer, fail to defend a claim subject to this indemnification, Buyer shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment) the claim or other matter on behalf, for the account, and at the risk, of Sellers.

     (h) OTHER TAX MATTERS. Sellers and Buyer hereby covenant and agreed that, except as otherwise provided above, Buyer or ETLP-II shall timely prepare and file, or cause to be timely prepared and filed, all applicable state and local tax returns or other similar reports for all taxes of ETLP-II which relate to taxable periods ending subsequent to the Tax Effective Date and are due subsequent to the Tax Effective Date, but which relate to periods or transactions which elapsed or occurred on or prior to the preceding sentence. Sellers shall reimburse ETLP-II for any taxes paid in connection with returns filed pursuant to this Section 4.8(h) attributable to state and local taxes for operations of Sellers and their respective affiliates prior to or including the Tax Effective Date.

     SECTION 4.9 LIMITATION OF LIABILITY. Notwithstanding any other provision of this Agreement to the contrary, (a) each Seller shall be severally liable, but not jointly liable, for any and all claims against such Seller relating to this Agreement ("Claims"); (b) any Seller's liability for any Claim shall be limited to, in the aggregate, and shall in no circumstances exceed, the amount of the Purchase Price received by such Seller under Section 1.5 hereof; and (c) the maximum liability for any Claim under Section 4.9(b) for any particular Seller shall be further reduced by the proportion of the earnings before interest, taxes and depreciation ("EBITD") generated by the System for the Buyer and its successors and permitted assigns since the Effective Date that is equal to the proportionate interest of such Seller in the Purchase Price as set forth in Section 1.5 hereof.

                                 ARTICLE 5
                      CONDITIONS PRECEDENT TO CLOSING

     SECTION 5.1 GENERAL CONDITIONS. Consummation of the transactions contemplated hereby shall be subject to the fulfillment at the Closing Date of each of the following conditions:

          (a) NO INJUNCTION. No court having jurisdiction shall have issued, to the knowledge of any of the Sellers or the Buyer, an injunction preventing the consummation of the transactions contemplated hereby that shall not have been stayed or dissolved at the Closing Date.

          (b) PROCEEDINGS. All proceedings taken or to be taken in connection with the transactions contemplated hereby, and all documents incident thereto shall be reasonably satisfactory in form and substance to the parties and their counsel, and the parties and their counsel shall have received all such counterpart originals or certified or other copies of such documents as the parties or their counsel may reasonably request.

          (c) HSR ACT. All applicable waiting periods under the HSR Act shall have expired or been terminated.

     SECTION 5.2 CONDITIONS TO CLOSING IN FAVOR OF THE SELLERS. Consummation of the transactions contemplated hereby shall be subject to the fulfillment, to the satisfaction of the Sellers, or written waiver, at or before the Closing Date, of each of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES OF THE BUYER. The representations, warranties and statements of the Buyer contained in this Agreement and the Exhibits hereto shall be true, correct and complete in all material respects as of the date of this Agreement and shall also be true, correct and complete in all material respects at and as of the Closing Date, except for changes contemplated by this Agreement, as if made on the Closing Date; and the Buyer shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

          (b) BUYER' CERTIFICATE. The Buyer shall have delivered to Sellers a certificate, dated the Closing Date, on behalf of the Buyer to the effect that (i) it is familiar with the provisions of this Agreement, (ii) the conditions specified in Section 5.1 and in paragraph (a) of this Section 5.2 have been satisfied in all material respects and (iii) Buyer has complied with all material respects with its covenants and agreements contained herein.

     SECTION 5.3    CONDITIONS TO CLOSING IN FAVOR OF THE BUYER.
Consummation of the transactions contemplated hereby shall be subject to the fulfillment, to the satisfaction of the Buyer, or written waiver, at or before the Closing Date of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES OF THE SELLERS. The representations, warranties and statements of the Sellers contained in this Agreement, the Exhibits hereto and the Sellers' Disclosure Schedule shall be true, correct and complete in all material respects as of the date of this Agreement and shall also be true, correct and complete in all material respects at and as of the Closing Date, except for changes contemplated by this Agreement, as if made at and as of the Closing Date; and the Sellers shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

          (b) WARREN CERTIFICATE. Warren shall have delivered to the Buyer a certificate, dated the Closing Date, to the effect that (i) he is familiar with the provisions of this Agreement, (ii) the conditions specified in Section 5.1 and in paragraph (a) of this Section 5.3 have been fully satisfied, (iii) Sellers' Disclosure Schedule is true, correct and complete as of the Closing Date and (iv) Warren has complied in all material respects with his covenants and agreements contained herein.

          (c) DAVIS CERTIFICATE. Davis shall have delivered to the Buyer a certificate, dated the Closing Date, to the effect that (i) he is familiar with the provisions of this Agreement, (ii) the conditions specified in Section 5.1 and in paragraph (a) of this Section 5.3 have been fully satisfied, (iii) Sellers' Disclosure Schedule is true, correct and complete as of the Closing Date and (iv) Davis has complied in all material respects with his covenants and agreements contained herein.

          (d) TMCD CERTIFICATE. TMcD shall have delivered to the Buyer a certificate, dated the Closing Date, to the effect that (i) it is familiar with the provisions of this Agreement, (ii) the conditions specified in Section 5.1 and in paragraph (a) of Section 5.3 have been fully satisfied, (iii) the Sellers' Disclosure Schedule is true, correct and complete as of the Closing Date and (iv) Sellers have complied in all material respects with their respective covenants and agreements contained herein.

          (e) GOVERNMENTAL CONSENTS, AUTHORIZATIONS, ETC. All consents, authorizations, orders or approvals of, and filings or registrations with, and any permits, licenses or other authorizations required by, any applicable Governmental Body that are required for or in connection with, the operating or business of

     ETLP-II shall have been obtained or will be made, all on terms and conditions acceptable to Buyer in its sole discretion.

          (f) LEGISLATION. No law or legally binding regulation shall have been enacted that does or would prohibit, restrict or delay consummation of the transactions contemplated hereby or any of the conditions to the consummation of the transactions contemplated hereby or that does or would have a Material Adverse Effect on ETLP-II.

          (g) FINANCING. Buyer shall have obtained financing for the purchase of the ETLP-II Interests on terms and conditions satisfactory to Buyer in its sole discretion.

          (h) PURCHASE OF ALL ETLP-II INTERESTS. Buyer shall receive Assignments of Limited Partnership Interests transferring all of the ETLP-II Interests.


                                 ARTICLE 6
                           AMENDMENT AND WAIVER

     SECTION 6.1 AMENDMENT. This Agreement and the Exhibits and Schedules hereto may be amended by the parties hereto at any time; however, that any amendment must be by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

     SECTION 6.2 EXTENSION; WAIVER. At any time prior to the Closing Date, any corporate party hereto that is entitled to the benefits hereof, by action taken by its Board of Directors or a duly authorized officer, may (a) extend the time for the performance of any of the obligations or other acts of any of the other parties to this Agreement, (b) in whole or in part, waive any inaccuracy in the representations and warranties of any of the other parties to the Agreement contained herein or in any Exhibit or Schedule to this Agreement or in any document delivered pursuant hereto or thereto, and
(c) in whole or in part, waive compliance with any of the agreements of any of the other parties to this Agreement or conditions contained in this Agreement. Any agreement on the part of any party to this Agreement to any such extension or waiver shall be valid as set forth in an instrument in writing signed and delivered on behalf of such party.

                                 ARTICLE 7
                            GENERAL PROVISIONS

     SECTION 7.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if and when delivered personally or transmitted by telex, telecopy or telegram, mailed by registered or certified mail (return receipt requested) or sent by a recognized next business day courier to the persons at the following addresses (or at such other address for a party as shall be specified by like notice).

          (a)  If to Warren:

               Mr. Kelcy L. Warren
               8080 North Central Expressway, Suite 1200
               Dallas, Texas  75206
               Telecopy:  (214) 739-8251

          (b)  If to Davis:

               Mr. Ray Davis
               8080 North Central Expressway, Suite 1200
               Dallas, Texas  75206
               Telecopy:  (214) 739-8251

          (c)  If to TMcD:

               Mrs. Thatcherette McDaniel
               P.O. Box 1906
               Longview, Texas 75606
               Telecopy:  (903) 758-0780

          (d)  If to Buyer:

               Cornerstone Pipeline Company
               8080 North Central Expressway, Suite 1200
               Dallas, Texas 75206
               Attention: Kelly Jameson
               Telecopy:  (214) 739-8251

               with a copy to:

               Arter, Hadden, Johnson & Bromberg
               1717 Main Street, Suite 4100
               Dallas, Texas  75201
               Attention:  Joseph A. Hoffman, Esq.
               Telecopy:  (214) 741-7139

     SECTION 7.2 FEES AND EXPENSES. Except as otherwise provided herein, each party to this Agreement shall bear his, their or its own expenses in negotiating, executing and delivering this Agreement and any related documents and in preparing for the Closing.

     SECTION 7.3 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Terms such as "herein," "hereof," "hereinafter" refer to this Agreement as a whole and not to the particular sentence or paragraph where they appear, unless the context otherwise requires. Terms used in the plural include the singular, and vice versa, unless the context otherwise requires.

     SECTION 7.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 7.5 MISCELLANEOUS. This Agreement, including the Exhibits and Schedules hereto, (a) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) is not intended to and shall not confer upon any other person any rights or remedies hereunder or otherwise with respect to the subject matter hereof, except for rights that may expressly arise as a consequence of the transactions contemplated hereby; (c) shall not be assigned by operation of law or otherwise; (d) has been drafted by all of the parties to this Agreement and should not be construed against any of the parties hereto; and (e) shall be governed in all respects, including validity, interpretation and effect by the substantive laws of the State of Texas without regard to conflict of law provisions.

     SECTION 7.6 SURVIVAL. Each representation, warranty, obligation, covenant and agreement of the respective parties shall survive the Closing for a period of two (2) years. The parties hereof agree that any action, suit or proceeding brought in connection with this Agreement must be brought prior to two (2) years from the date of Closing.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or by themselves individually.

                              SELLERS:

                              WARREN:


                              ____________________________________________
                              Kelcy L. Warren, Individually


                              DAVIS:


                              ____________________________________________
                              Ray Davis, Individually


                              TMcD:

                              TMcD, Ltd.


                              By:  _______________________________________
                                   Thatcherette McDaniel, General Partner

                              AND

                              BUYER:

                              CORNERSTONE PIPELINE COMPANY

                              By:  _______________________________________


                                   _______________________________________
                                   Name:  Robert L. Cavnar

                                   _______________________________________
                                   Title: Senior Vice President,
                                          Chief Financial Officer

                                 EXHIBIT A

                ASSIGNMENT OF LIMITED PARTNERSHIP INTEREST
                              BY KELCY WARREN


                                 EXHIBIT B

                ASSIGNMENT OF LIMITED PARTNERSHIP INTEREST
                               BY RAY DAVIS


                                 EXHIBIT C

                ASSIGNMENT OF LIMITED PARTNERSHIP INTEREST
                               BY TMcD, LTD.